WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Agreement”), dated as of August ____, 2009, is entered into by and among Asian Financial, Inc., a Wyoming Corporation (the “Company”), and the Investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Investors and the Company have entered into (1) that certain Securities Purchase Agreement dated as of October 24, 2006, as amended by the Amendment to Securities Purchase Agreement dated as of November 28, 2007 (as amended, the “Amended Securities Purchase Agreement”), which pursuant to Sections 4.4 and 4.8 thereof restrict the filing of any registration statement by the Company other than a resale registration statement filed on behalf of the Investors in respect of their Registrable Securities and requires the listing of the Company’s shares as promptly as possible following the effectiveness of that registration statement and (2) that certain Registration Rights Agreement dated as of October 26, 2006 (the “Registration Rights Agreement”), which provides the Investors certain registration rights as described therein;

WHEREAS, the Company intends to cause to be declared effective, on or before December 31, 2009, a registration statement on Form S-1 under the Securities Act relating to a primary offering of its Common Stock (the “Offering”) on the New York Stock Exchange (the “NYSE Registration Statement”);

WHEREAS, in order to permit the foregoing, (1) certain rights described in the Amended Securities Purchase Agreement are required to be waived by Holders of no less than a majority interest of the outstanding Shares and (2) certain registration rights described in the Registration Rights Agreement are required to be waived by Holders of no less than a majority in interest of the outstanding Registrable Securities;

WHEREAS, each of the Investors signatory hereto holds in aggregate the number of Shares set forth on their respective signature pages hereto, and collectively the Investors signatory hereto hold in the aggregate Shares representing in excess of a majority in interest of the outstanding Shares (in the case of the Amended Securities Purchase Agreement) and the Registrable Securities (in the case of the Registration Rights Agreement);

NOW, THEREFORE, the parties hereby agree as follow:

1. Defined Terms. Capitalized terms used and not otherwise defined herein that are defined in the Amended Securities Purchase Agreement and the Registration Rights Agreement will have the meanings given such terms in the Amended Securities Purchase Agreement and the Registration Rights Agreement.

2. Registration and Listing. The Company shall no later than December 31, 2009: (a) file the NYSE Registration Statement with the Commission, (b) cause the NYSE Registration Statement to be declared effective under the Securities Act, and (c) cause its Common Stock to be listed on the New York Stock Exchange.

3. Waiver. On the basis of the foregoing, each Investor agrees to waive all of its rights under (a) Sections 4.4 and 4.8 of the Amended Securities Purchase Agreement and (b) Sections 2(a) and (e) of the Registration Rights Agreement as they relate to the Registrable Securities until December 31, 2009. In addition, if, after the listing of the Company’s Common Stock on the New York Stock Exchange, all of the Registrable Securities held by the Investors may be sold by them without restrictions pursuant to Rule 144 as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and affected Investors, the Company shall no longer be required to maintain an effective registration statement registering the resale of the Registrable Securities.

4. Piggy-Back Rights. Notwithstanding Section 3.1(t) of the Amended Securities Purchase Agreement and Schedule 3.1(t) thereto and Section 6(a) and (e) of the Registration Rights Agreement, the Company and each Investor agree that the amount of Registrable Securities of the selling Investors to be included in the Offering (on a pro rata basis among themselves) shall be 33 1/3% of the total amount of securities included in the Offering, subject to the following reductions:

(a) If the size of the Offering is US$40.0 million or less, then the selling Investors shall not have the right to include any of their Registrable Securities in the Offering;

(b) If the size of the Offering is between US$40.0 million and US$60.0 million, then the selling Investors’ percentage of the total amount of securities to be included in the Offering shall be reduced from 33 1/3% to a percentage equal to the quotient of the following formula:

(A - B)/A

Where:

A = Size of the Offering
B = US$60.0 million

In addition, each Investor agrees that the Company shall not be required to include a selling Investor’s Registrable Securities in the Offering unless such selling Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters of the Offering (the “Underwriters”) and provides the Company and the Underwriters with a completed Selling Shareholder Questionnaire and any other information or instruments reasonably required by the Underwriters for the purpose of the Offering.

5. Reaffirmation. Except as expressly provided herein, the Registration Rights Agreement is reaffirmed and ratified in all respects. In the event of any conflict between the terms or provisions of this Agreement and the Registration Rights Agreement, then this Agreement shall prevail in all respects as to the subject matter herein. Otherwise, the provisions of the Registration Rights Agreement shall remain in full force and effect.

6. Execution and Counterparts. For the avoidance of doubt, it is understood that each Investor is executing this Agreement solely on its behalf, but this Agreement (as it is executed by Investors holding in the aggregate Shares representing in excess of a majority in interest of the outstanding Shares (in the case of the Amended Securities Purchase Agreement) and the Registrable Securities (in the case of the Registration Rights Agreement)) is binding on all Investors. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

7. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

COMPANY Asian Financial, Inc.
By:
Name: Wenhua Guo Title: Chief Executive Officer

INVESTORS [Investor] Total number of Shares owned: By: